                                                                Exhibit 99(k)(3)

                          INVESTOR SERVICING AGREEMENT

                                 BY AND BETWEEN

                        HATTERAS INVESTMENT PARTNERS LLC

                                       AND

                     HATTERAS DIVERSIFIED STRATEGIES FUND LP
               HATTERAS DIVERSIFIED STRATEGIES OFFSHORE FUND LTD.
                      HATTERAS MULTI-STRATEGY FUND I, L.P.
                      HATTERAS MULTI-STRATEGY FUND II, L.P.

                                 January , 2005

      AGREEMENT, made as of the ___ day of January, 2005, by and between Hatteras Investment Partners LLC, a limited liability company formed under the laws of the State of Delaware ("Hatteras") and the investment funds listed on Exhibit A hereto (each, a "Fund" and collectively, the "Funds"), on the other.

                                     RECITAL

      WHEREAS, each Fund desire to retain Hatteras to facilitate, on behalf of the Funds, the provision by shareholder service providers ("Service Providers") of personal investor services and account maintenance services ("Investor Services") to limited partners of the Funds ("Limited Partners") that are customers of such Service Providers; and

      WHEREAS, Hatteras desires to facilitate, on behalf of each Fund, the provision of Investor Services by Service Providers to their customers that are Limited Partners.

      NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1. Appointment of Hatteras.

      (a) Each Fund hereby authorizes Hatteras to retain Service Providers who have entered into an appropriate service provider agreement with Hatteras, a form of which is attached hereto as Exhibit B, to provide Investor Services to Limited Partners who are customers of such Service Providers. Investor Services shall include, but shall not be limited to:

            (i) handling inquiries from Limited Partners regarding the Funds, including but not limited to questions concerning their investments in the Funds, capital account balances, and reports and tax information provided by the Funds;

            (ii) assisting in the enhancement of relations and communications between Limited Partners and the Funds;

            (iii) assisting in the establishment and maintenance of Limited Partners' accounts with the Funds;

            (iv) assisting in the maintenance of Fund records containing Limited Partner information, such as changes of address; and

            (v) providing such other information and Limited Partner liaison services as Hatteras may reasonably request.

2. Investor Servicing Fee.

      (a) In recognition of the payments Hatteras will make to the Service Providers, each Fund will make payments to Hatteras within 45 days of the end of each calendar quarter equal to a certain percentage (on an annualized basis), as set forth in Exhibit C attached hereto, of the aggregate value of outstanding Interests held by Limited

Partners of each Fund that receive Investor Services from a Service Provider determined as of the last day of the quarter (before repurchases of Interests or performance allocations) (the "Investor Servicing Fee").

      (b) Hatteras may pay amounts pursuant to this Section 2 to any "affiliated person" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) of Hatteras if such affiliated person is a Service Provider.

      (c) Hatteras may, in its sole discretion, waive or pay all or a portion of the Investor Servicing Fee to Service Providers.

3. Duties of Hatteras.

      (a) Hatteras agrees to retain the Service Providers to provide Investor Services and to compensate such Service Providers for their services.

      (b) Hatteras shall report to the Board of Directors or General Partners (as applicable) of each Fund on a quarterly basis regarding: (i) the nature of the Investor Services provided by the Service Providers; (ii) the amount of payments made by Hatteras to such Service Providers; and (iii) the amount of Investor Servicing Fees paid to Hatteras by each Fund.

4. Liability of the Funds. Hatteras understands and agrees that the obligations of each Fund under this Agreement are joint and not several, and are not binding upon any Limited Partner or any person serving on the Board of Directors or as General Partner (as applicable) of any Fund personally, but bind only the Funds and the property of the Funds jointly and not severally. Hatteras represents that it has notice of the provisions of each Fund's organizational documents disclaiming Limited Partner, Director and General Partner liability for acts and obligations of such Fund.

5. Duration. This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 7 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by the Board of Directors or as General Partner (as applicable) of each Fund, including the vote of the majority of the Directors (if applicable) who are not parties to this Agreement or "interested persons" (as defined by the Investment Company Act and the rules thereunder) of any such party.

6. Assignment or Amendment. Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board of Directors or as General Partner (as applicable) of each Fund, including the vote of a majority of the Directors (if applicable) who are not "interested persons," as defined by the Investment Company Act and the rules thereunder. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the Investment Company Act, and the rules thereunder.

7. Termination. This Agreement may be terminated with respect to a particular Fund (i) by Hatteras at any time without penalty upon sixty days' written notice to such

Fund (which notice may be waived by such Fund); or (ii) by a Fund at any time without penalty upon sixty days' written notice to Hatteras (which notice may be waived by Hatteras). Any termination of this Agreement shall not affect the obligation of a Fund to pay the Investor Servicing Fee to Hatteras prior to such termination.

8. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                      * * *

                                                                Exhibit 99(k)(3)

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                            HATTERAS INVESTMENT MANAGEMENT LLC

                            By:
                                ------------------------------------------------
                            Name: David B. Perkins
                            Title: President

                            HATTERAS DIVERSIFIED STRATEGIES FUND LP

                            By: Hatteras Investment Management LLC,
                            its General Partner

                            By:
                                ------------------------------------------------
                            Name:  David B. Perkins
                            Title:  President

                            HATTERAS DIVERSIFIED STRATEGIES OFFSHORE FUND LTD.

                            By: Hatteras Investment Management LLC,
                            its General Partner

                            By:
                                ------------------------------------------------
                            Name: David B. Perkins
                            Title: President

                            HATTERAS MULTI-STRATEGY FUND I, L.P.

                            By: Hatteras Investment Management LLC,
                            its General Partner

                            By:
                                ------------------------------------------------
                            Name: David B. Perkins
                            Title: President

                            HATTERAS MULTI-STRATEGY FUND II, L.P.

                            By:  Hatteras Investment Management LLC,
                            its General Partner

                            By:
                                ------------------------------------------------
                            Name:  David B. Perkins
                            Title:  President

                                                                       EXHIBIT A

                                      FUNDS

Hatteras Diversified Strategies Fund LP
Hatteras Diversified Strategies Offshore Fund Ltd.
Hatteras Multi-Strategy Fund I, L.P.
Hatteras Multi-Strategy Fund II, L.P.

                                                                Exhibit 99(k)(3)

                                                                       EXHIBIT B

                       FORM OF SERVICE PROVIDER AGREEMENT

      SERVICE PROVIDER AGREEMENT, made as of the ___ day of ___________, 2005, by and between Hatteras Investment Partners LLC, a limited liability company formed under the laws of the State of Delaware ("Hatteras") and _______________, a ___________________ ("Service Provider").

                                     RECITAL

      WHEREAS, Hatteras serves as investment adviser to each of the investment funds listed on Appendix A hereto (collectively, the "Funds"); and

      WHEREAS, Hatteras has been authorized, pursuant to that certain Investor Servicing Agreement, dated as of December __, 2004, between Hatteras and each of the Funds (the "Investor Servicing Agreement"), to engage Service Provider to provide personal investor services and account maintenance services ("Investor Services") to clients of Service Provider who are limited partners of any of the Funds ("Limited Partners").

      NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1. Appointment of Service Provider.

      (a) Hatteras hereby authorizes the Service Provider to provide Investor Services to Limited Partners. Investor Services shall include, but shall not be limited to:

            (i) handling inquiries from Limited Partners regarding the Funds, including but not limited to questions concerning their investments in the Funds, capital account balances, and reports and tax information provided by the Funds;

            (ii) assisting in the enhancement of relations and communications between Limited Partners and the Funds;

            (iii) assisting in the establishment and maintenance of Limited Partners' accounts with the Funds;

            (iv) assisting in the maintenance of Fund records containing Limited Partner information, such as changes of address; and

            (v) providing such other information and Limited Partners liaison services as Hatteras may reasonably request.

2. Service Provider Fee. In recognition of providing Investor Services, the Service Provider will receive, within 60 days of the end of each calendar quarter, a fee to reimburse it for all or a portion of such Investor Services, in an amount equal to a certain percentage or percentages (on an annualized basis) of the aggregate value of outstanding interests of the Fund or Funds ("Interests") held by Limited Partners that receive Investor Services from the Service Provider determined as of the last day of the quarter (before repurchases of Interests or incentive allocations) (the "Service Provider Fee"), as set forth in Appendix B.

3. Liability of the Fund. The Service Provider acknowledges and understands that the Funds are not liable to it for any payment hereunder, and that Hatteras is the sole entity responsible for paying the Service Provider Fee.

4. Duration. This Agreement will take effect on the date first set forth above, and will remain in effect unless terminated in accordance with the provisions of
Section 6 hereof.

5. Assignment or Amendment. Any amendment to this Agreement by the Service Provider shall be in writing and shall be subject to the approval of Hatteras in its sole discretion. This Agreement may not be assigned by the Service Provider to any person without the prior written approval of Hatteras, which approval may be withheld in its sole discretion.

6. Termination. This Agreement may be terminated by either party to the other without penalty upon sixty days' written notice to the other party (which notice may be waived by such other party). Notwithstanding the immediately previous sentence, this Agreement will terminate automatically upon the termination of the Investor Servicing Agreement. Any termination of this Agreement shall not affect the obligation of the Hatteras to pay the Service Provider Fee to Service Provider for Investor Services rendered prior to such termination.

7. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "Investment Company Act") shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission (the "Commission") issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                      * * *

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   HATTERAS INVESTMENT MANAGEMENT LLC

                                   By:
                                       -----------------------------------------
                                   Name: David B. Perkins
                                   Title: President

                                   [SERVICE PROVIDER]

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                                                      Appendix A

                                      FUNDS

Hatteras Diversified Strategies Fund LP
Hatteras Diversified Strategies Offshore Fund Ltd.
Hatteras Multi-Strategy Fund I, L.P.
Hatteras Multi-Strategy Fund II, L.P.

                                                                      Appendix B

                                                         Servicing Fee (as a
                                                          percentage of the
                                                         aggregate value of
          Fund                                          outstanding Interests)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                                                                       EXHIBIT C

                                                                                       SERVICING FEE (AS A
                                                                                        PERCENTAGE OF THE
                                                                                       AGGREGATE VALUE OF
                                        FUND                                          OUTSTANDING INTERESTS)
------------------------------------------------------------------------------------------------------------
Hatteras Diversified Strategies Fund LP                                                        .50%
------------------------------------------------------------------------------------------------------------
Hatteras Diversified Strategies Offshore Fund Ltd.                                             .50%
------------------------------------------------------------------------------------------------------------
Hatteras Multi-Strategy Fund I, L.P.                                                           .65%
------------------------------------------------------------------------------------------------------------
Hatteras Multi-Strategy II, L.P.                                                               .40%
------------------------------------------------------------------------------------------------------------